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                                                                    Exhibit 99.1
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
Media Contact:  Joe Hodas               Investor Contact: Seth Levine
                FirstWorld                                FirstWorld
                (303) 874-8010                            (303) 874-8010
                joe.hodas@firstworld.com                  investor@firstworld.com
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FIRSTWORLD ACQUIRES INTERNET AND DATA CENTER LEADER
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INTELENET COMMUNICATIONS
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Leading Internet Solutions and Telecommunications Company Takes Another Step
towards Solidifying Position in Data Center Market


DENVER, Colo., July 19, 1999 - FirstWorld Communications Inc., a Denver-based Internet solutions and telecommunications company, today announced that it has acquired InteleNet Communications, Inc.(www.intelenet.net), a leading provider
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of Internet and data center services headquartered in Irvine, CA, for approximately $16 million, less certain debt and deferred revenue, plus 875,000
shares of FirstWorld common stock.   The deal marks FirstWorld's third
California acquisition in the last seven months. The acquisition will expand FirstWorld's ability to offer a broad range of business communications solutions including Web hosting and design, collocation services, high-speed Internet access via DSL (digital subscriber line), electronic commerce capabilities and local and long distance telephony.

     InteleNet was founded in 1994 and provides advanced connectivity and data center services as well as network consulting to approximately 300 customers (as of May 1999) including a variety of major multi-national companies such as Unocal, Toshiba, Novell, Beanie Baby manufacturer Ty, Inc., the Chicago Mercantile Exchange, Western Digital, Reuters International and Union Carbide Composites. InteleNet expanded beyond the West Coast and into the Chicago market in 1998 with the acquisition of Third Coast Networks, a leading Chicago area hosting and collocation company. InteleNet has also deployed cable Internet services for Time Warner Cable in eight major cities nationwide including San Diego, Tampa Bay and Albany. In 1998, Cisco Systems selected InteleNet as one of only 23 Cisco Gold Partners nationwide.
     (more)
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     "By leveraging InteleNet's expertise in Web hosting and data warehousing with FirstWorld's focus on the customer, we will be able to provide businesses of all sizes with a broad range of advanced Internet solutions and a superior level of customer service," said Sheldon S. Ohringer, FirstWorld's president and chief executive officer. "InteleNet's advanced connectivity, data center and Web hosting services are a compliment to FirstWorld's Internet and telecommunications services."

     "Over the past five years, InteleNet has experienced significant growth as the Internet has rapidly expanded and the needs of businesses have become more complex," said Mark Towfiq, president of InteleNet. "By joining FirstWorld, we will enhance our ability to give businesses a reliable, high speed and secure Internet presence. We are excited about leveraging our data center and Web hosting expertise to establish FirstWorld as an Internet solutions leader."

About FirstWorld


     FirstWorld Communications, Inc. headquartered in Denver, CO, is an Internet solutions and telecommunications provider that offers a complete range of Internet services, web integration and consulting and telephony solutions to small and medium sized businesses. For more information, visit the company's Web site at www.firstworld.com.
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THIS PRESS RELEASE MAY CONTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING
OF THE SECURITIES LAWS. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. ACTUAL RESULTS WILL DIFFER AND SUCH DIFFERENCES MAY BE MATERIAL.